UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2020

Better Choice Company Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 Douglas Rd E, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's Telephone Number, Including Area Code): (646) 846-4280

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2020, Better Choice Company Inc. (the “Company”) entered into a termination agreement (the “Termination Agreement”) with Bruce Linton (“Mr. Linton”) whereby, among other things, the Independent Contractor Agreement dated September 17, 2019 (the “Independent Contractor Agreement”) between the two parties was mutually terminated. Pursuant to the terms of the Independent Contractor Agreement, Mr. Linton served as a special advisor to the Company’s Chief Executive Officer, other senior executives of the Company and the Company’s board of directors (the “Board”) on global cannabis best practices. Pursuant to the Termination Agreement, the services of Mr. Linton pursuant to the Independent Contractor Agreement will be discontinued effective as of June 1, 2020.  The Termination Agreement includes customary mutual general releases and confidentiality obligations.

In addition, under the Termination Agreement, (i) the initial share purchase warrants dated September 17, 2019 issued to Mr. Linton (the “Tranche 1 Warrants”) entitling Mr. Linton to purchase 1,250,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at a price of $0.10 per share of Common Stock has been amended to reduce the number of Common Stock purchasable thereunder from 1,250,000 to 1,041,666 shares; (ii) the second share purchase warrants dated September 17, 2019 (the “Tranche 2 Warrants”) issued to Mr. Linton entitling Mr. Linton to purchase 1,250,000 shares of Common Stock at a price of $0.10 per share of Common Stock has been terminated and (iii) the share purchase warrants dated September 17, 2019 (the “Tranche 3 Warrants”) issued to Mr. Linton entitling Mr. Linton to purchase 1,500,000 shares of Common Stock at a price of $10.00 per share of Common Stock has been terminated.

The Tranche 1 Warrants (as amended) are fully vested and will remain exercisable until September 17, 2029 and may be exercised pursuant to the cashless exercise provisions thereof.  The exercise prices and the number of shares issuable upon exercise of the Tranche 1 Warrants are subject to certain adjustments for stock splits, stock dividends, and fundamental transactions.

Furthermore, if the Company engages in any restricted business line (as defined in the Termination Agreement to include cannabidiol-based products for animals with certain exceptions), the Company will issue to Mr. Linton additional shares of Common Stock based on formulas intended to compensate Mr. Linton for the original Tranche 1, Tranche 2 and Tranche 3 Warrants that were reduced or terminated pursuant to the Termination Agreement.

The foregoing description of the terms of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing description of the Tranche 1 Warrants (as amended) is qualified in its entirety by reference to the full text of the Amended and Restated Tranche 1 Warrants which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amended and Restated Tranche 1 Warrant Agreement, dated June 4, 2020, by and between Better Choice Company Inc. and Bruce Linton.

10.1	Termination Agreement, dated June 1, 2020, by and between Better Choice Company Inc. and Bruce Linton.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

By:	/s/ Werner von Pein
Name:	Werner von Pein
Title:	Chief Executive Officer

June 4, 2020

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